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EXHIBIT 4.2

ECOLLEGE.COM

REGISTRATION RIGHTS AGREEMENT

SECTION 1.	GENERAL	1
1.2	Definitions	1
SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER	2
2.1	Registration Procedures and Expenses	2
2.2	Transfer of Registrable Securities After Registration; Suspension	3
2.3	Indemnification	5
2.4	Termination of Conditions and Obligations	7
2.5	Information Available	7
2.6	Restrictions on Transfer	8
2.7	Delay of Registration; Furnishing Information	9
2.8	Assignment of Registration Rights	9
2.9	Amendment of Registration Rights	9
2.10	Agreement to Furnish Information	9
SECTION 3.	MISCELLANEOUS	10
3.1	Governing Law	10
3.2	Successors and Assigns	10
3.3	Entire Agreement	10
3.4	Severability	10
3.5	Amendment and Waiver	10
3.6	Delays or Omissions	10
3.7	Notices	10
3.8	Attorneys' Fees	11
3.9	Titles and Subtitles	11
3.10	Counterparts	11
3.11	Aggregation of Stock	11

i

ECOLLEGE.COM

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 31st day of October, 2003, by and among eCollege.com, a Delaware corporation (the "Company") and the stockholders listed on Exhibit A hereto, referred to hereinafter as the "Stockholders" and each individually as an "Stockholder."

Recitals

        WHEREAS, pursuant to the Stock Purchase Agreement, dated September 15, 2003, by and between eCollege.com, Leeds Equity Partners III, L.P., DataMark Inc., a Delaware corporation ("DataMark") and the Stockholders (the "Purchase Agreement"), the Stockholders are receiving as partial consideration for the sale of their equity in Datamark shares of the Company's common stock (the "Transaction");

        WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

        WHEREAS, in connection with the consummation of the Transaction, the parties desire to enter into this Agreement in order to grant registration and other rights to the Stockholders as set forth below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

        1.1    Definitions.    Unless otherwise defined herein, as used in this Agreement the following terms shall have the following respective meanings:

          (a)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (b)   "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c)   "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

          (d)   "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (e)   "Registrable Securities" means for each Holder (i) the number of shares of the Company's capital stock received upon consummation of the Transaction, and (ii) any shares of the Company's capital stock issued in respect thereof as the result of any stock split, in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Securities shall have been disposed of in accordance with such registration statement and in accordance with the 1933 Act, or (ii) with respect to a Holder, at such time as all of the Registrable Securities held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144").

          (f)    "SEC" or "Commission" means the Securities and Exchange Commission.

          (g)   "Securities Act" shall mean the Securities Act of 1933, as amended.

          (h)   "Special Registration Statement" shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization (including any registration statements related to the issuance or resale of securities issued in such a transaction) or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    Registration Procedures and Expenses.    The Company shall:

          (a)   subject to receipt of information from the Holders that is both customary and necessary, prepare and file with the SEC, as soon as practicable, but in no event later than 30 days after the Closing Date (the date of such filing with the SEC, the "Filing Date"), a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Registrable Securities by the Holders from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions; provided, however, that not less than two (2) days prior to the filing of the Registration Statement, the Company shall make available to the Holders a copy of those portions of the Registration Statement proposed to be filed relating to information provided to the Company by the Holders and the Company agrees to consider appropriate comments provided by such Holders with respect to the Registration Statement for inclusion in the Registration Statement;

          (b)   use its reasonable efforts, subject to receipt of necessary information from the Holders, to cause the Registration Statement to become effective as soon as practicable; but in no event later than one hundred twenty (120) days after the Filing Date (the "Effective Date"); provided, however, that if the Registration Statement has not been declared effective by the SEC on or before the Effective Date, then the Company shall on the first day after the Effective Date, pay the Holders an amount equal to one-half percent (.5%) of the total fair market value of the Shares (which shall be based on the closing price of the Company's Common Stock as reported on Nasdaq on the business day immediately preceding the Closing Date of the Transaction (the "Fair Market Value") received by the Holders pursuant to the Purchase Agreement, and one-quarter percent (.25%) of the total Fair Market Value of the Shares received by the Holders, each thirtieth day thereafter, up to a maximum of one and one-quarter percent (1.25%) of such total Fair Market Value until the Registration Statement is declared effective by the SEC.

          (c)   use its reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Holder's Registrable Securities, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which such Holder may sell all Registrable Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement;

          (d)   furnish to the Holder with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holder shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e)   file documents required of the Company for normal blue sky clearance in states specified in writing by the Holder, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f)    bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 2.1 and the registration of the Registrable Securities pursuant to the Registration Statement;

          (g)   advise the Holders, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

          (h)   with a view to making available to the Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holder to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Holder's Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; (iii) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration; and (iv) subject to the conditions set forth in this Agreement, and provided the conditions of Rule 144(k) are satisfied in all respects, including without limitation, that the Holder is not an Affiliate of the Company, as such term is defined in Rule 144, use commercially reasonable efforts to cause the removal of any restrictive legends on the Registrable Securities necessary to enable the Holder to sell the Registrable Securities under Rule 144(k).

          (i)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2.1 that the Holder shall furnish to the Company, pursuant to the written request by the Company, such information regarding itself, the Registrable Securities to be sold by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

        The Company understands that the Holder disclaims being an underwriter, but the Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

        2.2    Transfer of Registrable Securities After Registration; Suspension.

          (a)   The Holder agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 2.1 and as described herein, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holder or its plan of distribution.

          (b)   Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holder copies of any documents filed pursuant to Section 2.2(b)(i); and (iii) promptly inform each Holder that the Company has complied with its obligations in Section 2.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holder pursuant to Section 2.2(b)(i) hereof when the amendment has become effective).

          (c)   Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Holder's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after delivery of a Suspension Notice to the Holders. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Holder, the Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2.2(c) and 2.2(d).

          (d)   Notwithstanding the foregoing paragraphs of this Section 2.2, the Holder shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two nonconsecutive occasions of not more than forty-five (45) days each in any twelve (12) month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Registrable Securities under the Registration

  Statement in reliance on this paragraph 2.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

          (e)   Provided that a Suspension is not then in effect the Holder may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Holder and to supply copies to any other parties requiring such prospectuses.

          (f)    In the event of a sale of Registrable Securities by the Holder, the Holder must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the shares may be properly transferred.

        2.3    Indemnification.    For the purpose of this Section 2.3:

          (a)   the term "Selling Stockholder" shall include the Holder and any officer, director, agent, trustee or affiliate of such Holder;

          (b)   the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 2.1; and

          (c)   the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (i)  The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) but only insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of any such Selling Stockholder to comply with its covenants and agreements contained in Section 2.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

             (ii)  The Holder agrees to indemnify and hold harmless the other Selling Stockholders and the Company (and each person, if any, who controls the Company or the other Selling Stockholders within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the other Selling Stockholders or the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), but only insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any failure to comply with the covenants and agreements contained in Section 2.2 hereof, or (B) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use in preparation of the Registration Statement, and the Holder will reimburse the other Selling Stockholders and the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

           (iii)  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 2.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 2.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (in addition to appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

            (iv)  If the indemnification provided for in this Section 2.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), no Holder shall be required to contribute any amount in excess of the amount by which the gross amount received by the Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

             (v)  Each of the parties to this Agreement hereby severally acknowledges that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 2.3, and are fully informed regarding said provisions. Each party further severally acknowledges that the provisions of this Section 2.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 2.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 2.3 and further agree not to attempt to assert any such defense.

        2.4    Termination of Conditions and Obligations.    The conditions precedent imposed by Section 2 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

        2.5    Information Available.    So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Holder, the Company will furnish to the Holder:

          (a)   as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

          (b)   upon the request of the Holder, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 2.5 as filed with the SEC and all other information that is made available to shareholders; and

          (c)   upon the reasonable request of the Holder, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and the Company, upon the reasonable request of the Holder, will meet with the Holder or a representative thereof at the

  Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Holder until and unless the Holder shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

        2.6    Restrictions on Transfer.

          (a)   Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

              (i)  there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (ii)  (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

          (b)   Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (c)   Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

    THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

          (d)   The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed a registration contemplated by this Agreement.

          (e)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.7    Delay of Registration; Furnishing Information.

          (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

        2.8    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner or member of a Holder, or (b) is a Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.9    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.10    Agreement to Furnish Information.    Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the Holder's obligations under this Agreement and to give further effect thereto. In addition, if requested by the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.10 shall not apply to a Special Registration Statement. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Sections 2.10.

SECTION 3. MISCELLANEOUS.

        3.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

        3.2    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        3.3    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        3.4    Severability.    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        3.5    Amendment and Waiver.

          (a)   Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

          (b)   Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

          (c)   For the purposes of determining the number of Holders or Stockholders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

        3.6    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        3.7    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        3.8    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        3.9    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        3.10    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        3.11    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

ECOLLEGE.COM

By:	/s/ OAKLEIGH THORNE Chief Executive Officer
Address:	eCollege.com 4900 S. Monaco St. Denver, Colorado 80237 Fax: (303) 873-7449

HOLDER(S):

LEEDS EQUITY PARTNERS III, L.P.,
a Delaware limited partnership

By:	Leeds Equity Associates, L.P., a Delaware limited partnership
By:	/s/ ROBERT A. BERNSTEIN
Name:	Robert A. Bernstein
Title:	Principal
Address:	660 Madison Avenue New York, NY 10021
Fax:	(212) 835-2020

ARTHUR E. BENJAMIN

By:	/s/ ARTHUR E. BENJAMIN
Name:	Arthur E. Benjamin
Title:	President

RICHARD BENTZ

By:	/s/ RICHARD BENTZ
Name:	Richard Bentz
Title:	Vice President of Research

KEVIN BODILY

By:	/s/ KEVIN A. BODILY
Name:	Kevin A. Bodily
Title:	Chief Executive Officer

DAVID K. CAHOON

By:	/s/ DAVID K. CAHOON
Name:	David K. Cahoon
Title:

THOMAS L. DEARDEN

By:	/s/ THOMAS L. DEARDEN
Name:	Thomas L. Dearden
Title:	Chief Operating Officer

JENNIFFER A. GRAY

By:	/s/ JENNIFFER A. GRAY
Name:	Jenniffer A. Gray
Title:	Revenue Manager

ANTHONY P. JOHNSON

By:	/s/ ANTHONY P. JOHNSON
Name:	Anthony P. Johnson
Title:	Research Services Manager

THOMAS G. MILNE

By:	/s/ TOM MILNE
Name:	Tom Milne
Title:

LEANNA HENLEY PACKETT

By:
Name:
Title:

EDWIN RAY PATTERSON, JR.

By:	/s/ EDWIN RAY PATTERSON
Name:	Edwin Ray Patterson, Jr.
Title:	Vice President

TIMOTHY K. RICHARDS

By:	/s/ TIMOTHY K. RICHARDS
Name:	Timothy K. Richards
Title:	Director of IT

ORALDO RIVERA

By:	/s/ ORALDO RIVERA
Name:	Oraldo Rivera
Title:	Production Manager

DONALD A. STROH

By:	/s/ DONALD A. STROH
Name:	Donald A. Stroh
Title:	Director New Business Development

PAMELA TIEMEYER JONES

By:	/s/ PAMELA TIEMEYER JONES
Name:	Pamela Tiemeyer Jones
Title:	Director of Training

MELANIE MORTENSEN WILCOX

By:	/s/ MELANIE MORTENSEN WILCOX
Name:	Melanie Mortensen Wilcox
Title:	Account Manager

GAIL L. & ARTHUR E. BENJAMIN FOUNDATION

By:	/s/ ARTHUR E. BENJAMIN
Name:	Arthur E. Benjamin
Title:	Trustee

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REGISTRATION RIGHTS AGREEMENT